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                                                                     Exhibit 5.1



                         [Opinion of Dorsey & Whitney LLP]

U.S. Bancorp
First Bank Place
601 Second Avenue South
Minneapolis, MN 55402-4302

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the sale by the Company from time to time of up to 775,915 shares of Common Stock, par value $1.25 per share, of the Company (the "Shares"), upon the exercise of the options (the "Options") under the terms of the BANK OF COMMERCE 1989 Stock Option Plan and the BANK OF COMMERCE 1998 Stock Plan (as assumed by U.S. Bancorp in connection with the merger of Bank of Commerce with and into a subsidiary of the Company (the "Merger")) (the "Plans").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares to be issued by the Company upon exercise of the Options have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     Our opinion expressed above are limited to the Delaware General Corporation Law.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

Dated:    July 12, 1999.

                                       Very truly yours,
                                       /s/ Dorsey & Whitney LLP

ECH